March 25, 2003



Dear Fellow Shareholders:

      You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Old Point Financial Corporation, the holding company for The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. The meeting will be held on Tuesday, April 22, 2003 at 6:00 p.m. at the Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

       Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy any time before it is voted at the Annual Meeting. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

       We  appreciate your continuing loyalty and support of  Old
Point Financial Corporation.

                               Sincerely,


                               /s/Robert F. Shuford
                               Robert F. Shuford
                               Chairman of the Board and President

                 OLD POINT FINANCIAL CORPORATION
                      1 West Mellen Street
                    Hampton, Virginia   23663

  _________________________________________________________________

            NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
  _________________________________________________________________


                      TO BE HELD APRIL 22, 2003


        The 2003 Annual Meeting of Shareholders of Old Point Financial Corporation (the "Company") will be held at the
Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia, on Tuesday, April 22, 2003, at 6:00 p.m. for the following purposes:

               1. To elect [12] directors to the Board of Directors of the Company to serve until the 2004 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

               2. To ratify the Board of Directors' appointment of Eggleston Smith P.C., Certified Public
               Accountants, as the Company's independent public accountants for the fiscal year ending
               December 31, 2003.

               3.  To transact such other business as may properly
               come  before   the  meeting  or  any  adjournment
               thereof.

        Shareholders of record at the close of business on  March
14,  2003  are  entitled to notice of and to vote at  the  Annual
Meeting or any adjournment thereof.


                                 By Order of the Board of Directors



                                 /s/Louis G. Morris
                                 Louis G. Morris
                                 Secretary to the Board


March 25, 2003


IMPORTANT NOTICE

       Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

                 OLD POINT FINANCIAL CORPORATION
                      1 West Mellen Street
                    Hampton, Virginia   23663

      ________________________________________________________

                           PROXY STATEMENT
      ________________________________________________________

               2003 ANNUAL MEETING OF SHAREHOLDERS
                  To be held on April 22, 2003



General

        The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2003 Annual Meeting of the Shareholders (the "Annual Meeting") of Old Point Financial Corporation (the "Company") to be held Tuesday, April 22, 2003, at 6:00 p.m. at the Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 25, 2003.


Revocation and Voting of Proxies

       Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2 set forth in the accompanying notice and further described herein.


Voting Rights of Shareholders

       Only those shareholders of record at the close of business on March 14, 2003, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,944,070. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

      Each share of Company common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxies to use cumulative voting, if necessary, to elect all or as many of the nominees as possible.
      With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. The ratification of Eggleston Smith P.C., Certified Public Accountants, as the Company's independent public accountants requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if such a proposal has been approved, and therefore have no effect.


Solicitation of Proxies

        The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company, The Old Point National Bank of Phoebus (the "Bank") and Old Point Trust & Financial Services, N.A. (the "Trust Company") may make solicitations of proxies by telephone, telegram, special letter, or by special call, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.


Security Ownership of Certain Beneficial Owners and Management

        The following table shows the share ownership as of March
14, 2003, of the shareholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's common stock.



Name and Address of               Amount and Nature of      Percent
Beneficial Owner                       Beneficial           of Class
                                       Ownership(1)

---------------------------------------------------------------------
Old Point Trust & Financial Serives,   640,177 (2)         16.3 % (2)
N.A.
   11780  Jefferson Avenue, Suite D
   Newport  News,  Virginia 23606

James Reade Chisman                    342,084 (3)          8.7 %
   1700-B George Washington Highway
   Yorktown, Virginia 23693-3109

Robert F. Shuford
  1 West Mellen Street
  P.O. Box 3392                        535,484 (3) (4)     13.4 %
  Hampton, Virginia 23663


                              -2-

VuBay Foundation
  c/o Cyrus A. Dolph, IV
  P.O. Box 13109                       290,376 (5)          7.4 %
  Norfolk, Virginia 23506-3109

Ann DeVenny Wallace
  2636 South Lynn Street               296,472 (3)          7.5 %
  Arlington, Virginia 22202-2264


(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2) Old Point Trust & Financial Services, N.A. (the "Trust Company") filed a Schedule 13G with the Securities and Exchange Commission on February 7, 2003. As of February 28, 2003, the Trust Company, had sole voting power with respect to 476,025 of these shares, sole dispositive power with respect to 487,660 of these shares and shared dispositive power with respect to 9,107 of these shares, but as a matter of state law, the Trust Company must refrain from voting any of these shares unless a co-fiduciary is appointed for the sole purpose of voting the shares. The Trust Company has no voting power (sole or shared) with respect to 170,078 of these shares and has no dispositive power (sole or shared) with respect to 149,336 of these shares. The 646,103 shares are held by the Trust Company as trustee of various trust accounts, of which no single trust account holds more than 5% of the Company's outstanding shares.

(3)  According to information provided to the Company in February
     2003 by VuBay Foundation, James Reade Chisman, Robert F. Shuford and Ann DeVenny Wallace, with respect to shares owned as of February 13, 2003 (the "VuBay information"). According to the VuBay information, Mr. Chisman has sole voting power with respect to 25,458 shares, shared voting power with respect to 316,626 shares, sole dispositive power with respect to 25,458 shares and shared dispositive power with respect to 316,626 shares; Mr. Shuford has sole voting power with respect to 131,723 shares, shared voting power with respect to 403,761 shares, sole dispositive power with respect to 131,723 shares and shared dispositive power with respect to 403,761 shares; and Ms. Wallace has sole voting power with respect to 6,096 shares, shared voting power with respect to 290,376 shares, sole dispositive power with respect to 6,096 shares and shared dispositive power with respect to 290,376 shares. Mr. Chisman, Mr. Shuford and Ms. Wallace each disclaim any beneficial interest in 290,376 of the shares reported, which he or she may be deemed to beneficially own by virtue of his or her position as a director of VuBay Foundation, the holder of record of the 290,376 shares. In their capacities as directors of VuBay Foundation, Mr. Chisman, Mr. Shuford and Ms. Wallace each share voting and dispositive power with respect to the shares held by VuBay Foundation with the other two directors.

(4)  See also footnotes  2 and 3 to the chart on page 5.

(5) According to VuBay Foundation information, VuBay has sole voting power with respect to 290,376 of these shares and sole dispositive power with respect to 290,376 shares. VuBay Foundation's decision with respect to a vote or disposition of these 290,376 shares is dictated by the majority vote of the three directors of VuBay Foundation, who share voting and dispositive power with respect to the shares owned by VuBay Foundation, as described in footnote 3 to this chart.

        The following table shows, as of March 14, 2003, the beneficial ownership of the Company's common stock of each director, director nominee, certain executive officers and of all directors, director nominees, and executive officers of the Company as a group.


                                Amount and Nature of      Percent
Name                                 Beneficial           of Class
                                Ownership(1) (2) (3)

--------------------------------------------------------------------
Dr. Richard F. Clark                   100,116             2.5 %

Russell Smith Evans Jr.                  8,475             0.2 %

G. Royden Goodson, III                  15,397             0.4 %

Dr. Arthur D. Greene                     9,520             0.2 %

Gerald E. Hansen                        11,066             0.3 %

Stephen D. Harris                       19,332             0.5 %

John Cabot Ishon                        29,689             0.8 %

Eugene M. Jordan                        31,500             0.8 %

John B. Morgan, II                       9,865             0.2 %

Louis G. Morris                         48,966             1.2 %

Dr. H. Robert Schappert                139,110             3.5 %

Robert F. Shuford                      535,484 (4)        13.4 %

Cary B. Epes                            27,274             0.7 %

Margaret P. Causby                      25,936             0.7 %

Eugene M. Jordan, II                    12,389             0.3 %

Laurie D. Grabow                        10,083             0.3 %

Frank E. Continetti                        494               0 %

  * Mr. Continetti resigned effective October 4, 2002.

All directors & Executive Officers   1,034,696             25.2%
as a group (17) persons

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2) Includes shares held (i) by their close relatives or held jointly with their spouses, (ii) as custodian or trustee for the benefit of their children or others, or (iii) as attorney-in-fact subject to a general power of attorney -- Dr. Clark, 300 shares; Mr. Evans, 975 shares; Mr. Goodson, 4,362; Mrs. Grabow, 2; Dr. Greene, 2,952 shares; Mr. Hansen, 1,144 shares; Mr. Harris, 638 shares; Mr. Ishon, 5,239 shares; Mr. Jordan, 6,000 shares; Mr. Morgan, 4,765 shares; Dr. Schappert, 119,715 shares; and Mr. Shuford, 113,385 shares.

(3) Includes shares that may be acquired within sixty days pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans -- Dr. Clark, 4,500 shares; Mr. Evans, 4,500 shares; Mr. Goodson, 4,500 shares; Dr. Greene, 4,500 shares; Mr. Hansen, 3,000 shares; Mr. Harris, 4,500 shares; Mr. Ishon, 4,500 shares; Mr. Jordan, 4,500 shares; Mr. Morgan, 4,500 shares; Mr. Morris, 26,031 shares; Dr. Schappert, 4,500 shares; Mr. Shuford, 39,941 shares; Mr. Epes, 21,345 shares; Mrs. Causby, 22,095 shares; Mrs. Grabow 8,730 and Mr. Jordan, II, 0 shares.

(4)  See footnote 3 to the chart on page 3.


                          PROPOSAL ONE
                      ELECTION OF DIRECTORS

        The twelve persons named below, all of whom currently serve as directors of the Company, will be nominated to serve as directors until the 2004 Annual Meeting, or until their successors have been duly elected and have qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.


                              Director   Principal  Occupation For
Name (Age)                    Since (1)       Past Five Years
--------------------------------------------------------------------------------
Dr. Richard F. Clark (70)       1981     Pathologist (retired), Sentara
                                         Hampton General Hospital

Russell Smith Evans Jr. (60)    1993     Assistant Treasurer and
                                         Corporate Fleet Manager
                                         Ferguson Enterprises

G. Royden Goodson, III (47)     1994     President, Warwick Plumbing &
                                         Heating Corp

Dr. Arthur D. Greene (58)       1994     Surgeon - Partner
                                         Tidewater Orthopaedic Associates

Gerald E. Hansen (61)           2000     President, Chesapeake Insurance
                                         Services, Inc.

Stephen D. Harris (61)          1988     Attorney-at-Law - Partner
                                         Geddy, Harris, Franck & Hickman, L.L.P.

John Cabot Ishon (56)           1989     President, Hampton Stationery

Eugene M. Jordan (79)           1964     Attorney-at-Law (retired)

John B. Morgan, II (56)         1994     President, Morgan Marrow Insurance

Louis G. Morris (48)            2000     President & CEO, Old Point
                                         National Bank (2000 - present)
                                         EVP/CFO Old Point National Bank
                                         (1988 - 1999)

Dr. H. Robert Schappert (64)    1996     Veterinarian - Owner, Beechmont
                                         Veterinary Hospital

Robert F. Shuford (65)          1965     Chairman of the Board, President
                                         & CEO, Old Point Financial
                                         Corporation; Chairman of the
                                         Board, Old Point National Bank


(1) Refers to the year in which the individual first became a director of the Bank. Dr. Richard F. Clark, Eugene M. Jordan, and Robert F. Shuford became directors of the Company upon consummation of the Bank's reorganization on October 1, 1984. All present directors of the Company are also directors of the Bank. Dr. Richard F. Clark, Dr. Arthur D. Greene, Mr. John C. Ishon and Mr. Robert F. Shuford are directors of the Trust Company.

     There are three family relationships among the directors and executive officers. Mr. Jordan is the father of Mr. Jordan, II and the father-in-law of Mr. Ishon. Mr. Shuford and Dr. Schappert are married to sisters. None of the directors serve as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

The Board of Directors recommends that shareholders vote "FOR" the individuals nominated to serve as Directors.


Board Committees and Attendance

      During 2003, there were 14 meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and committees on which he served. The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

     Executive Committee. Members of the Executive Committee are Messrs. Shuford (Chairman), Harris, Jordan, Morris, and Dr. Clark. The Executive Committee serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met 4 times in 2002.

      Compensation  Committee.   The  Compensation  Committee  is
described below under "Report on Executive Compensation."

     Audit Committee. Members of the Audit Committee are Messrs. Hansen (Chairman), Evans, Greene, and Harris. The Audit Committee reviews on a regular basis the work of the Company's internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. Subject to the approval of the Board of Directors, the Audit Committee engages a firm of certified public accountants to conduct such audit work as is necessary and receives written reports, supplemented by such oral reports as it deems necessary, from the audit firm. During 2002, the Audit Committee met 4 times.

     The Board has no separate nominating committee. The Executive Committee reviews any director nominations or recommendations and gives its recommendations to the Board. The entire Board reviews, on an as needed basis, the qualifications of candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to serve as a Board member.

      In its capacity as the nominating committee, the Executive Committee will accept for consideration shareholders' nominations for directors if made in writing by a shareholder entitled to vote in the election of directors. In accordance with the Company's bylaws, such a shareholder nomination must include sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by the shareholder of his or her eligibility and intention to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice, a description of any arrangements or understandings between the shareholder and the nominee or others regarding the nomination, an indication of the total number of shares expected to be voted for the nominee, and the nominee's written consent to the nomination. Shareholder nominations must be received by the Company's President at the Company's principal office in Hampton, Virginia, not more than 50 days and not less than 14 days prior to the date of the 2004 annual meeting in order to be considered for the 2004 annual election of directors.


Compensation Committee Interlocks and Insider Participation

      Members of the Compensation Committee are Messrs. Goodson (Chairman), Evans, Morgan and Dr. Clark. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its affiliates. Furthermore, none of the Company's executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

       During 2002 and through the present time, there have been transactions between the Company's banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

      Morgan Marrow Insurance, of which director John B. Morgan, II is president, provided insurance for which the Company paid $69,337 during 2002. Warwick Plumbing & Heating Corp., of which director G. Royden Goodson, III is president, provide products and services to the Company.





Directors' Compensation

      Non-employee directors of the Company receive $400 for each Board meeting they attend and $150 for each committee meeting they attend. Directors of the Bank and Trust Company receive $400 and $250, respectively, for each board meeting they attend. The directors of the Bank and Trust Company receive $150 for each committee meeting they attend. In addition, outside directors of the Bank and Trust Company are paid an annual retainer fee of $5,000 and $2,500, respectively. Directors serving on the Bank board who also serve on the Trust Company board receive an additional $1,000 annual retainer for serving on the Trust Company board. All Company directors have been elected as directors of the Bank, but there is no assurance that this practice will continue. Not all Company directors serve as directors of the Trust Company.

       Directors who are employees of the Company and its subsidiaries receive the stated fees for attendance at board meetings, but do not receive any fees for committee meetings and are not paid annual retainer fees.

Interest of Management in Certain Transactions

      Some of the Company's directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

      The law firm of Jordan, Ishon & Jordan served as legal counsel to the Bank and Trust Company until December 31, 2002, at which time the firm dissolved. Director Eugene M. Jordan was a member of the firm. During 2002, the firm received a retainer and fees totaling $42,781. Hampton Stationery, of which director John Cabot Ishon is president, and Geddy, Harris, Franck & Hickman LLP, of which director Stephen D. Harris is a partner provide products and services to the Company. See "Compensation Committee Interlocks and Insider Participation" for information relating to Mr. Morgan's and Mr. Goodson's relationship with the Company.

Executive Compensation

      The following table presents a three-year summary of all compensation paid or accrued by the Company and its subsidiaries for the Company's Chief Executive Officer and next four most highly compensated executive officers.

                      SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                           Compensation
                             Annual Compensation                             Awards


                                                                            Securities
  Name and Principal                                     Other Annual        Underlying    All Other
       Position           Year  Salary (1)   Bonus (2)   Compensation (3)   Options/SAR  Compensation (4)
----------------------------------------------------------------------------------------------------------
Robert F. Shuford         2002  $175,766     $40,000          0                     0      $15,646
Chairman, President       2001  $158,600     $33,000                            4,000      $16,006
& CEO (Company)           2000  $156,800     $27,000                                0      $15,519

Louis G. Morris           2002  $147,266     $34,000          0                     0      $12,329
President & CEO           2001  $130,600     $27,500                            3,744      $10,729
(Bank)                    2000  $129,800     $22,500                            4,000      $10,241

Cary B. Epes              2002  $115,333     $27,680          0                     0      $10,059
EVP/CCO (Bank)            2001  $107,000     $23,540                            2,500      $ 9,329
                          2000  $107,000     $19,260                            2,500      $ 8,948

Margaret P. Causby        2002  $114,333     $27,440          0                     0      $10,025
EVP/CAO (Bank)            2001  $106,000     $23,320                            2,500      $ 9,532
                          2000  $106,000     $19,080                            2,500      $ 8,863



Frank E. Continetti *     2002  $ 87,650     $     0          0                     0      $ 2,759
President & CEO           2001  $103,333     $11,160                            2,500      $ 9,112
(Trust Company)           2000  $102,000     $15,000                            2,500      $ 8,511

* Mr. Continetti resigned effective October 4, 2002.

(1)  Salary includes directors' fees as follows:  Mr. Shuford  --
     2002  -  $9,100, 2001 - $8,600, 2000 - $6,800; Mr. Morris  -
     2002 - $5,600, 2001 - $5,600, 2000 - $4,800;  Mr. Continetti
     - 2002 - $2,750, 2001 - $3,500, 2000 - $2,000.

(2) Bonus consideration for Mr. Shuford is paid in the year following the year in which the bonus is earned so that the Compensation Committee can evaluate year-end results. Bonus consideration for Mr. Morris, Mr. Epes, Mrs. Causby and Mr. Continetti is paid in the year in which it is earned.

(3) The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported in each of the three years reported for Mr. Shuford, Mr. Morris, Mr. Epes, Mrs. Causby and Mr. Continetti, respectively.

(4)    Mr.  Shuford's  "other  compensation"  consists   of   the
following:

                                  2002          2001       2000
                               -------       -------    -------
     Deferred Profit Sharing   $ 4,578       $ 4,119    $ 3,896
     Cash Profit Sharing         4,606         3,823      3,559
     401(k) Matching Plan        5,000         4,500      4,500
     Life   Insurance            1,462         3,564      3,564
                               -------       -------    -------
     Total                     $15,646       $16,006    $15,519

     Mr. Morris' "other compensation" consists of the following:

                                  2002          2001       2000
                               -------       -------    -------
     Deferred Profit Sharing   $ 3,891       $ 3,433    $ 3,247
     Cash Profit Sharing         3,915         3,186      2,966
     401(k) Matching Plan        4,250         3,750      3,750
     Life  Insurance               273           360        278
                               -------       -------    -------
     Total                     $12,329       $10,729    $10,241

     Mr. Epes' "other compensation" consists of the following:

                                  2002          2001       2000
                               -------       -------    -------
     Deferred Profit Sharing   $ 3,168       $ 2,939    $ 2,779
     Cash Profit Sharing         3,188         2,727      2,539
     401(k) Matching Plan        3,460         3,210      3,210
     Life  Insurance               243           453        420
                               -------       -------    -------
     Total                     $10,059       $ 9,329    $ 8,948

       Mrs. Causby's "other compensation" consists of the following:

                                  2002          2001       2000
                               -------       -------    -------
     Deferred Profit Sharing   $ 3,140       $ 2,911    $ 2,753
     Cash Profit Sharing         3,160         2,701      2,516
     401(k) Matching Plan        3,430         3,180      3,180
     Life  Insurance               295           740        414
                               -------       --------   -------
     Total                     $10,025       $ 9,532    $ 8,863

      Mr. Continetti's "other  compensation" consists of the following: *

                                  2002          2001       2000
                               -------       -------    -------
     Deferred Profit Sharing   $     0       $ 2,838    $ 2,598
     Cash Profit Sharing             0         2,634      2,373
     401(k) Matching Plan        2,547         3,100      3,000
     Life  Insurance               212           540        540
                               -------       -------    -------
     Total                     $ 2,759       $ 9,112    $ 8,511

       * Mr. Continetti resigned effective October 4, 2002.

            No  stock  options were granted to Mr.  Shuford,  Mr.
Morris, Mr. Epes, Mrs. Causby or Mr. Continetti in 2002.

      The following table shows stock option holdings of the Company's Chief Executive Officer and next four most highly compensated executive officers as of December 31, 2002.


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FY-END OPTIONS/SAR VALUES

                                                       Number of
                                                       Securities     Value of
                                                       Underlying     Unexercised
                                                       Unexercised    In-the-Money
                                                       Options at     Options at
                                                       12/31/02 (#)   12/31/02($)

                    Shares Acquired   Value            Exercisable/   Exercisable/
Name                on Exercise (#)   Realized ($)(1)  Unexercisable  Unexercisable(1)
--------------------------------------------------------------------------------------
Robert F. Shuford        10,000       $115,755            39,941/0    $ 329,650/$0

Louis G. Morris               0       $      0            26,031/0    $ 199,248/$0

Cary B. Epes              2,000       $ 19,542            21,345/0    $ 149,484/$0

Margaret P. Causby        1,600       $ 24,045            22,095/0    $ 157,594/$0

Frank E. Continetti *     6,200       $ 69,357                 0/0    $       0/$0

     * Mr. Continetti resigned effective October 4, 2002.


(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

Securities Authorized for Issuance Under Equity Compensation Plans

      The  following table sets forth information as of  December
31, 2002 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

              Equity Compensation Plan Information

                                                                     Number of securities
                      Number of securities      Weighted-average    remaining available for
                        to be issued upon       exercise price of    future issuance under
                           exercise of             outstanding        equity compensation
                      outstanding  options,     options, warrants      plans (excluding
                      warrants and  rights        and rights (b)    securities reflected in
Plan Category                (a)                                        column (a)) (c)
Equity compensation
plans approved by          312,740                   $17.68                464,250 (2)
shareholders

Equity compensation          - 0 -                    - 0 -                  - 0 -
plans not approved by
shareholders

       Total               312,740                   $17,68                464,250

(1) These plans consist of the 1989 Stock Option Plan and the 1998 Stock Option Plan

(2) Includes zero shares available to be granted in the form of options under the 1989 Stock Option Plan, and 464,250 shares available to be granted in the form of options under the 1998 Stock Option Plan.


     Stock Option Plans. The Company has two stock option plans - the 1989 Stock Option Plan and the 1998 Stock Option Plan (the "Plans"). The Plans provide for the award of nonqualified stock options and incentive stock options to directors and employees of the Company and its subsidiaries selected by the Board of Directors to participate in the Plans. The Board of Directors makes awards under the Plans and establishes the terms and conditions of each award in the option agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options will be at least 100% of the fair market value on the date of award. Options may not be granted more than ten years after the adoption of the Plans by the Board and are exercisable only during the term specified in the option agreement, which in the case of incentive stock options shall not exceed ten years. The options are not transferable other than by will or the laws of descent and distribution. The 1989 Plan did not permit grants of options to non-employees, whereas, the 1998 Plan permits grants of options to non-employee directors.

Retirement Benefits

      Pension Plan. The Company has a noncontributory defined benefit pension plan, which covers substantially all full-time employees of the Company and its subsidiaries who have completed one year of service. A participant's monthly retirement benefit (if he or she has 25 years of benefit service at his normal retirement date) is 20% of his final five year's average salary plus 15% of final five year's average salary in excess of the participant's Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of benefit service at his Normal Retirement Date, the participant's monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

       The  following table shows the estimated annual retirement benefits  payable to employees in the average annual  salary  and
years   of  service  classifications  set  forth  below  assuming
retirement at the normal retirement age of 65.

                       PENSION PLAN TABLE

Consecutive Five-Year             Years of Credited Service
   Average Salary        15       20       25       30       35

-----------------------------------------------------------------
$ 25,000              $ 2,520  $ 4,000  $ 5,000  $ 5,000  $ 5,000

$ 50,000              $ 7,150  $ 9,534  $11,918  $11,918  $11,918

$ 75,000              $12,400  $16,534  $20,668  $20,668  $20,668

$150,000              $28,150  $37,534  $46,918  $46,918  $46,918




       Benefits under the pension plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $37,212 for a person age 65 in 2001. Compensation is currently limited to $170,000 by the Internal Revenue Code, but is anticipated to increase to $200,000, effective January 1, 2002. The estimated annual benefit payable under the pension plan upon retirement is $46,345, $32,792, $22,250 and $26,973 for Messrs. Shuford, Morris, Epes, and Mrs. Causby respectively, credited with 38, 37, 31, and 47 years of service, respectively. Benefits are estimated on the basis that they will continue to receive, until age 65, covered salary in the same amount paid in 2001.

       The Company owns life insurance policies on the above executive officers, in which their beneficiaries will receive three times their annual salary upon death, except that Mr. Shuford's beneficiary will receive 50% of three times his annual salary.


Compensation Committee Report on Executive Compensation

      Compensation for the CEO and other executive officers is administered by the Compensation Committee (the "Committee"). The Committee is comprised of four non-employee directors, Messrs. Goodson (Chairman), Evans, Morgan and Dr. Clark. It met two times in 2002. All decisions of the Committee are recommended to the entire Board of Directors, which makes the final decisions.

       In an environment characterized by change, regulatory oversight and increased competition, total executive compensation is designed to attract and retain qualified personnel by providing competitive levels of compensation as compared to similarly sized financial institutions. Executive compensation consists of the several elements specified in the Summary Compensation Table under "Executive Compensation," namely, base salary and annual and long-term incentive compensation. Base salaries generally represent a large portion of the executive officers' total cash compensation and are considered to be average relative to comparably sized financial institutions. Bonuses make up a smaller portion of the
executive   officers'  total  cash  compensation.  The   committee
believes   that  basing  a  portion  of  an  executive   officer's
compensation on both the Company's performance and that of the individual motivates the executive to perform at the highest possible level. Bonuses are determined based upon the Company's performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered.

      As a component of our executive officers' compensation program, the committee annually considers awarding executive officers options to acquire shares of the Company's common stock. The committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company's longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our shareholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the qualified and motivated executive officers.

      In making its recommendation to the Board, the Committee obtains from market and economic research companies information pertaining to CEO and other executive's salary levels at other comparable financial institutions. Annual compensation is determined by evaluating several factors. The primary factor considered in evaluating the level of CEO and other executive compensation is the progress the Company made during the year in achieving performance goals. The performance goals evaluated include, but are not limited to, return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Secondary factors considered by the Committee include comparing the Company's performance with other local institutions and comparable executive compensation packages. Lastly, the Committee gives some consideration to the expected future contributions of the executive, the executive's length of service and standing within the local banking communities, general economic conditions, and other factors. Bonuses are awarded based on evaluation of the foregoing factors relating to the Company's financial performance. Decisions regarding compensation, however, are mostly subjective in nature, and no specific formulas are used to calculate an executive's compensation.

      The asset growth, loan growth and earnings increase resulted in an overall positive financial performance of the Company and its subsidiaries in fiscal year 2002. In addition, the Company attained the majority of its 2002 non-financial objectives and made significant strides towards its long-term strategic goals.

      For 2002, the committee recommended and the Board approved 2002 compensation of Mr. Shuford, Chairman, CEO and President of the Company, pursuant to the policies described above for executive officers. The base salaries effective in March 2002 were as follows: Mr. Shuford, $170,000; Mr. Morris, $145,000; Mr. Epes, $117,000; Mrs. Causby, $116,000; and Mr. Continetti, $104,000.

      For 2002, the committee recommended and the Board approved bonuses be granted to Mr. Shuford in the amount of $40,000, to Mr. Morris in the amount of $34,000, to Mr. Epes in the amount of $27,680, and to Mrs. Causby in the amount of $27,440. No stock options were granted in 2002.

                     Compensation Committee

                G. Royden Goodson, III (Chairman)
                      Dr. Richard F. Clark
                      Russell S. Evans, Jr.
                       John B. Morgan, II



Report of the Audit Committee

       The  Audit  Committee  of  the  Board  of  Directors  (the
"Committee") is composed of four directors, each of whom satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and FDICIA. The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

       Management is responsible for the Company's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company's independent accountants also provided to the Committee the written disclosures and letter required by
Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

      Based upon the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                         Audit Committee

                   Gerald E. Hansen (Chairman)
                      Russell S. Evans, Jr.
                      Dr. Arthur D. Greene
                        Stephen D. Harris

Principal Accounting Fees

     Eggleston Smith P.C., Certified Public Accountants billed the following fees for services provided to the Company during fiscal year 2002:

     Audit Fees               $42,425

     Financial Information
     System Design and        $     0
     Implementation Fees

     All Other Fees           $14,775



      The Audit Committee considers the provision of all of the above services to be compatible with the maintenance of the independence of the Company's principal accountants, Eggleston
Smith P.C.

                   FIVE YEAR STOCK PERFORMANCE

      The line graph below compares the Company's shareholder return with the return of the NASDAQ Bank Index and the Russell 2000 Index.

       This performance graph was created by comparing the percentage change in stock prices for the Company and the indices on a year to year basis, factoring in dividend payments, and looking only at the closing price of the stock as of December 31 of each year surveyed. This graph may be affected by unusually high or low prices at December 31, 1997 or by temporary swings in stock price at December 31 of any given year. Accordingly, this is not necessarily the best measure of the Company's performance.

      The index reflects the total return on the stock that is shown, including price appreciation, all stock splits and stock dividends, and reinvestment of cash dividends at time of payment, relative to the value of the stock at the beginning of the time period. Thus a move from 100 to 150 on the index scale indicates a 50% increase in the value of the investment. The NASDAQ Bank Index contains all non-holding company banking institutions traded on the NASDAQ exchange. In addition to traditional banks this includes thrifts but does not include other non-regulated finance companies. The Russell 2000 index is comprised of the smallest 2000 companies in the Russell 3000 Index, which tracks almost 99 percent of the stocks included in portfolios of institutional investors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of the Company's common stock to file reports concerning their ownership of common stock. The Company believes that its officers, directors and 10% beneficial owners during 2002 complied with all filing requirements under Section 16(a), with the exception of one late filing of Form 4 on behalf of Mr. Eugene M. Jordan, Sr. and two late filings of Form 4 on behalf of Mr. G. Royden Goodson, III.

                       PROPOSAL TWO
  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      On the recommendation of the Audit Committee, the Board of Directors has appointed Eggleston Smith P.C., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2003, subject to ratification by shareholders at the Annual Meeting. Eggleston Smith P.C.
rendered audit services to the Company during the fiscal year ended December 31, 2002. These services consisted primarily of the examination and audit of the Company's financial statements, tax reporting assistance, and other audit and accounting matters.

      Representatives of Eggleston Smith P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to your questions.

The  Board  of Directors recommends that shareholders vote  "FOR"
ratification   of   Eggleston  Smith  P.C.,  as   the   Company's
independent auditors for the fiscal year ending December 31, 2003.

            SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     In accordance with the bylaws of the Company as currently in effect, the 2004 Annual Meeting of Shareholders will be held on April 27, 2004.

                    If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy materials in connection with the 2004 Annual Meeting, the proposal must be  in proper  form  and  must be received by the Company  at  its  main
office in Hampton, Virginia, on or before November 26, 2003.   In
addition, if a shareholder intends to present a proposal for action at the 2004 Annual Meeting, the shareholder must provide the Company with notice thereof on or before February 9, 2004, by delivering such notice to the Company at its main office.


      OTHER MATTERS

      As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.



              ANNUAL FINANCIAL DISCLOSURE STATEMENT

       A copy of the Company's Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2002, will be furnished without charge to shareholders upon written request directed to:

                        Laurie D. Grabow
                Executive Vice President/Finance
             The Old Point National Bank of Phoebus
                      1 West Mellen Street
                     Hampton, Virginia 23663
                         (757) 728-1251

       The Company's Annual Report on Form 10-K (including exhibits) can also be viewed on the Investors Relations link on the Company's Internet web site at http://www.oldpoint.com

                      OLD POINT FINANCIAL CORPORATION
                  P.O. BOX 3392, HAMPTON, VIRGINIA 23663

                              PROXY CARD FOR
                      ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Ann Johnson Behm and Richard S. vonSchilling as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on March 14, 2003 at the Annual Meeting of Shareholders, to be held on April 22, 2003, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

 PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                 ENVELOPE.

  Please sign exactly as your names(s) appear(s) hereon.  When shares are held by joint tenants, both must sign.
   When signing in a representative capacity, please provide full title.

HAS YOUR ADDRESS CHANGES?                         DO YOU HAVE ANY COMMENTS?

X PLEASE MARK VOTES
    AS IN THIS EXAMPLE

------------------------------------      1.   Election of Directors.    For All    With-   For All
OLD POINT FINANCIAL CORPORATION           (1)  Richard F. Clark,         Nominees   hold    Except
------------------------------------      (2)  Russell S. Evans, Jr.
                                          (3)  G. Royden Goodson, III,
Mark box at right if you plan to          (4)  Arthur D. Greene,
attend the Annual Meeting.                (5) Gerald E. Hansen, (6) Stephen D. Harris,
                                          (7) John Cabot Ishon, (8) Eugene M. Jordan,
                                          (9) John B. Morgan, II,  (10) Louis G. Morris,
Mark box at right if an address           (11) H. Robert Schappert, (12) Robert F. Shuford
change or comment has been noted on
the reverse side of this card.
                                          INSTRUCTION:    To    withhold
CONTROL NUMBER:                           authority  to  vote  for   any
RECORD DATE SHARES:                       nominee,  mark  the  "For  All
                                          Except" box and strike a  line
                                          through the nominee's name  in
                                          the list above.
Please be sure to sign and date
this Proxy.    Date
                                                                              For    Against    Abstain

Shareholder sign here                     2.  Ratification of the
Co-owner sign here                        appointment of
                                          Eggleston  Smith, P.C.,
DETACH CARD                               Certified Public Accountants, as
                                          independent auditors for 2003.      ---    -------    -------

                                          In   their   discretion,   the
                                          Proxies are authorized to vote
                                          upon  such  other business  as
                                          may  properly come before  the
                                          meeting     and     at     any
                                          adjournment(s) thereof.


                                                         DETACH CARD




---------------------------------------   --------------------------------------
Vote by Telephone                         Vote by Internet
---------------------------------------   --------------------------------------
It's fast, convenient, and                It's fast convenient, and your
immediate!  Call Toll-Free on             vote is immediately confirmed
a Touch-Tone Phone                                         and posted.
---------------------------------------   --------------------------------------
Follow these four easy steps:             Follow these four easy steps:
---------------------------------------   --------------------------------------
1.  Read the accompanying                 1.  Read the accompanying
    Proxy Statement/Prospectus                Proxy Statement/Prospectus
    and Proxy Card.                           and Proxy Card.

2.  Call the toll-free  number            2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).          http://www.eproxyvote.com/opof
    There is NO CHARGE for this call.

3.  Enter your Control Number             3.  Enter your Control Number
    located on your Proxy Card.               located on your Proxy Card.

4.  Follow the recorded                   4.  Follow the instructions
    instructions.                             provided.
-------------------------------------     --------------------------------------
Your vote is important!                   Your vote is important!
Call 1-877-PRX-VOTE anytime!              Go to http://www.eproxyvote.com/opof
Do not return your Proxy Card if          anytime!
you are voting
by Telephone or Internet

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